FIFTH AMENDMENT TO LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 15th day of October 2009, to be effective for all purposes as of July 15, 2009 (the “Effective Date”), by and among PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (the “Borrower”); PERMIAN LEGEND, LLC, a Texas limited liability company, whose address is also 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Permian LLC”); LISA P. HAMILTON, an individual, whose address is 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Hamilton”); RONNIE L. STEINOCHER, also an individual, whose address is 2100 West Wadley Avenue, No. 21, Midland, Texas 79701 (“Steinocher”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79764-4797 (alternatively “American State”, the “Bank” or the “Lender”). Permian LLC, Hamilton, and Steinocher are collectively referred to herein as the “Guarantors”.

NOTICE IS TAKEN OF THE FOLLOWING:

A.	Borrower, Guarantors, and Lender have previously entered into that certain Loan Agreement, dated as of August 1, 2008; as modified and amended by that certain First Amendment to Loan Agreement, dated as of October 15, 2008; as further modified and amended by that certain Second Amendment to Loan Agreement dated as of January 2, 2009; as further modified and amended under that certain Third Amendment to Loan Agreement, dated as of March 17, 2009, to be effective for all purposes as of February 15, 2009; and as further modified and amended under that certain Fourth Amendment to Loan Agreement, dated as of May 15, 2009, to be effective for all purposes as of May 1, 2009 (as so amended, the “Existing Loan Agreement”). The Existing Loan Agreement amended and superseded previously existing loan agreements by and among the same parties.

B.	The Existing Loan Agreement provided for a term loan in the amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00) (the “Existing Loan”). The Existing Loan is evidenced by a Term Note, dated as of August 1, 2008, in the original principal amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00), executed by the Borrower in favor of the Lender, as modified and amended by that certain Modification and Amendment of Term Note, dated as of October 15, 2008; as further modified and amendment by that certain Second Modification and Amendment of Term Note, dated as of January 2, 2009; as further modified and amended by that certain Third Modification and Amendment of Term Note, dated as of March 17, 2009, effective as of February 15, 2009; and as further modified and amended by that certain Fourth Modification and Amendment of Term Note, dated as of May 15, 2009, effective as of May 1, 2009 (as so modified, the “Existing Note”). The Existing Note matures on July 15, 2009 (the “Existing Maturity Date”). The current principal balance outstanding under the Existing Note is One Million Four Thousand Seven Hundred Forty-Six and Sixty-Five/100 Dollars ($1,004,746.65).

C.	The Existing Note is collateralized by Deeds of Trust, and amendments thereto, covering oil and gas properties owned by the Borrower in Haskell, Jones, Nolan, Reagan, Runnels, and Taylor Counties, in the State of Texas (as modified or amended, collectively, the “Deeds of Trust”). In addition, Borrower’s performance under the Existing Note is collateralized by Guaranty Agreements, dated as of August 1, 2008, under each of which each Guarantor agrees to guaranty the Borrower’s indebtedness evidenced by the Existing Note (collectively, the “Existing Guaranty Agreements”).

D.	The Borrower and the Guarantors have now asked the Bank to extend the Existing Maturity Date until December 15, 2009 (the “Extended Maturity Date”), and to provide additional funding in the form of a new term loan, in the original principal amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Second Term Loan”). The Existing Loan and the Second Term Loan are referred to herein as the “Loans”. The Second Term Loan shall be evidenced by a new term note, of even date herewith, in the original principal amount of Fifty Thousand and No/100 Dollars ($50,000.00), to be executed by the Borrower and payable to the Bank (the “Second Term Note”). The Existing Note and the Second Term Note are referred to herein as the “Notes”. The Second Term Note will be secured by the future advances provisions contained in the Existing Deeds of Trust. In addition, the Guarantors have agreed to execute unlimited Guaranty Agreements, of even date herewith, under which they agree to continue to guarantee the obligations of the Borrower under the Loans (the “Guaranty Agreements”).

E.	American State has agreed to extend the final maturity date of the Existing Note until the Extended Maturity Date and to provide additional funding under the Second Term Note. As consideration for the Bank’s agreement to extend and renew the maturity date of the Existing Note from the Existing Maturity Date until the Extended Maturity Date, and for its agreement to advance the Second Term Loan to the Borrower, the Borrower and the Guarantors have agreed that such interest will be calculated by the Bank at a higher rate. As further consideration for the Bank’s agreements, the Borrower and the Guarantors have agreed to include in this Amendment the covenants detailed below.

F.	The Borrower, the Guarantors, and the Lender have agreed to execute this Amendment in order to confirm the terms of their agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Existing Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Existing Loan Agreement.

2. Amendments.

A.	The term “Rate” is hereby amended by deleting it in its entirety and substituting the following:

Rate

Interest under the Notes shall accrue at an annual rate equal to the American State Bank Base Rate, plus two and one-half percentage points (2.5%), and in no event to be less than six and one-half percentage points (6.5%), but in no event to exceed the “Highest Lawful Rate”, as defined in the Notes. For purposes of this Agreement, the “American State Bank Base Rate” shall mean the rate announced by Bank as its base lending rate as of the beginning of each Business Day, as hereinafter defined, (and for holidays or weekends, the American State Bank Base Rate shall be the American State Bank Base Rate as of the close of business on the most recent Business Day immediately preceding such weekend or holiday) before all sums payable hereunder have been paid in full. Without notice to the Borrower or any other person, the American State Bank Base Rate may change from time to time pursuant to the preceding sentence. The American State Bank Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above, or below the American State Bank Base Rate. “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

B.	The term “Structure” is hereby amended by deleting it in its entirety and substituting the following:

Structure

Maker shall tender the monthly accrued interest payments due under the Notes on the fifteenth day of each month, with the next such payment to be due on October 15, 2009, and subsequent payments of interest to be due on the fifteenth day of each subsequent month until maturity on December 15, 2009, when all of the outstanding principal and accrued, but unpaid, interest due under the terms of the Notes shall be due and payable.

C.	The term “Maturity Date” is hereby amended by deleting it in its entirety and substituting the following:

Maturity Date

As stated, the Maturity Date of the Loans shall be December 15, 2009. Upon the occurrence of the Maturity Date, all of the outstanding principal, and accrued, but unpaid principal, due under the Loans shall be due and paid in full. In no event shall the Bank be obligated to extend and renew the Loans as of the Extended Maturity Date, and nothing in this Amendment shall be construed to require the Lender to extend and the renew the Loans upon the occurrence of the Extended Maturity Date.

D.	Subparagraph II (F) of the Existing Loan Agreement shall be amended by deleting it in its entirety and substituting the following section:

   F. Financial Statements.  The books and records of the Borrower properly reflect the financial condition of the Borrower in all material respects, and there has been no material change in the financial condition of the Borrower or any of the Guarantors, except as previously disclosed in writing to ASB, and as represented in their most recent financial statements.

E. Section III of the Existing Loan Agreement shall be amended by deleting it in its entirety and substituting the following section:

III. CONDITIONS PRECEDENT

The provisions of the Existing Loan Agreement, as amended by this Amendment (as so amended, the “Loan Agreement”), will serve as the proposed terms of the borrowing arrangement. Prior to any funds being made available under the Second Term Loan, Borrower will execute and deliver to the Bank, in form and substance satisfactory to the Bank, this Amendment, the Fifth Modification and Amendment to Term Note (the “Note Modification”), the Second Term Note, and such other documentation as the Bank may require (collectively, the “Amended Loan Documents”).

F.	The following affirmative covenant is hereby added as subparagraph IV(A)(12) to the Loan Agreement:

12.	On or before December 1, 2009, the Borrower shall either (a) provide to the Bank documentary evidence in the form of a written commitment from another financial institution, venture capitalist, or other financing agency of an offer to provide financing to the Borrower in an amount sufficient to pay off all of the Borrower’s indebtedness to the Bank, including any and all outstanding principal, accrued interest, and fees and expenses, on or before the Extended Maturity Date; or (b) pay down the outstanding indebtedness owed by the Borrower to the Bank by at least fifty percent (50%) of that amount. The Bank shall be entitled to act in its sole and absolute discretion in evaluating the sufficiency of the documentary evidence to be provided by the Borrower pursuant to (a) above, should the Borrower elect to pursue that particular option. If the Borrower successfully pursues the option set forth under (b) above, and if no other Events of Default have occurred, the Bank will agree to extend to and renew the Loans for an additional sixty (60) days in order to the Borrower and the Guarantors further time within which to pay off the remaining indebtedness owed to the Bank.

G.	The negative covenant found under subparagraph IV(B)(3) to the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following:

3. The Borrower and Guarantors will not sell, contract to sell, convey, assign, transfer, mortgage, pledge, hypothecate, encumber, or in any way alienate their interest in any of the properties covered by the Deeds of Trust, without the consent of the Bank. The Bank acknowledges and agrees that the Borrower may elect to sell some or all of the properties covered by the Deeds of Trust in order to fulfill the terms of subparagraph IV(A)(12)(b) above. In order to enable the Borrower to market its properties for such purposes, the Bank agrees to consent to any such sale, and to execute a partial release of the lien created against such properties under the Deeds of Trust. As consideration for such a partial release, the Borrower agrees to tender to the Bank that portion of the proceeds of the sale that is equivalent to the sum of the loan value assigned to the property sold by the Bank under the terms of its most current reservoir engineering report, plus eighty percent (80%) of any sales proceeds received by the Borrower in excess of such loan value. The Bank agrees to provide the Borrower with the loan value assigned to any property upon the Borrower’s request, to execute a partial release covering any property sold, and to deliver the original of such a partial release to Borrower or any purchaser designated by Borrower following the Bank’s receipt of the share of the sales proceeds delineated above. The Bank expressly agrees that the Borrower may use any sales proceeds in excess of those to be tendered to the Bank to pay down the indebtedness due to Baseline, or for such other purposes as the Borrower wishes in order to consummate one or more of the sales, as described above. The Bank further agrees that it will apply any sales proceeds that it receives to the pay down of the indebtedness owed to it by the Borrower, in keeping with the terms of subparagraph IV(A)(12)(b) above.

H.	The following Event of Default is added as paragraph V(G):

G. An Event of Default occurs under Borrower’s agreement with Baseline.

3. Effectiveness.

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Existing Loan Agreement shall remain unmodified, and the Existing Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

B.	All references to the Existing Loan Agreement herein or in any other document or instrument among Borrower, Guarantors, and Lender shall hereafter be construed to be references to the Loan Agreement, as that term is now defined.

C.	Borrower and Guarantors expressly acknowledge and agree that until such time as they have tendered full and final payment of all fees and expenses (including attorneys’ fees) incurred by the Bank down to the date of this Amendment, the extension granted by the Bank under this Amendment shall be invalid and of no force and effect.

4.	Deeds of Trust. By joining in the execution of this Amendment, the Borrower, and Guarantors, as applicable, do hereby: (a) consent to the execution, delivery, and performance by the Borrower and Guarantors of this Amendment and all other documents executed in connection herewith and the transactions contemplated hereby; (b) ratify and reaffirm those certain Deeds of Trust, Mortgages, Security Agreements, Assignments of Production and Financing Statements, dated as of May 15, 2008, and any amendments thereto, executed by the Borrower in favor of Lender, and duly recorded in Haskell, Jones, Nolan, Reagan, Runnels, and Taylor Counties, in the State of Texas (collectively, the “Deeds of Trust”), in all respects, and agree that such Deeds of Trust are, and shall remain, in full force and effect; (iii) acknowledge and agree that this Amendment shall not serve as a waiver, modification, impairment, or release of any of Borrower’s obligations under the Deeds of Trust; (iv) acknowledge and agree that each of the Bank Liens created under the Deeds of Trust securing the obligations under the Loans are hereby ratified, affirmed, and extended to secure the obligations under the Loans as amended by this Amendment; and (v) acknowledge and agree that any amounts owed pursuant to the terms of the Second Term Note shall be added to the obligation secured by the Deeds of Trust.

5.	Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

6.	Notice of Final Agreement:

THIS AMENDMENT, THE NOTE MODIFICATION, AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BORROWER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:	Permian Legend, LLC
General Partner
By:	/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager

By:       /s/ Ronnie L. Steinocher—
Ronnie L. Steinocher

Manager

GUARANTORS:

By:	Permian Legend, LLC
General Partner
By:	_/s/ Lisa P. Hamilton_______________
Lisa P. Hamilton
Manager
By:	/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager

      /s/ Lisa P. Hamilton—
Lisa P. Hamilton, Individually

      /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher, Individually

LENDER:

AMERICAN STATE BANK

By:       /s/        Mike Marshall—
Mike Marshall
Executive Vice President